These presentations contain forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and subsequent quarterly reports on Form 10-Q. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In this presentation we may discuss non- GAAP or pro-forma financial information. You can find comparable GAAP information and reconciliations between the non-GAAP and GAAP information on our website at http://www.agere.com/webcast. Forward-Looking Statements